Exhibit 5.1

Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

August 16, 2021

Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, New Jersey 08857

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to and for Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the with the offer and sale of shares of the Company's common stock, par value $0.001 per share, with an aggregate offering price of up to $400,000 (the "Shares"), which will be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, File No. 333-254719, (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the "Commission") on March 25, 2021 and declared effective by the Commission on May 13, 2021. Offers and sales of the Shares will be made under the prospectus (the "Prospectus") included in the Registration Statement, as supplemented by the prospectus supplement dated August 16, 2021 (the "Prospectus Supplement"), pursuant to a Sales Agreement dated August 16, 2021 (the "Sales Agreement") between the Company and Roth Capital Partners, LLC.

In connection this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the Prospectus Supplement, (iii) the Company’s Restated Certificate of Incorporation, included as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 initially filed with the Commission on October 12, 1995 (and incorporated by reference in the Registration Statement), (iv) the Company’s Amended and Restated Bylaws, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 20, 2018 (and incorporated by reference in the Registration Statement), (v) the Sales Agreement, (vi) the resolutions of the Company’s board of directors with respect to offer and sale of the Shares and related matters and (vii) such other records, documents and statutes as we have deemed necessary for purposes of rendering our opinion.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies. We have also assumed that any sales of Shares made pursuant to the Prospectus Supplement and the Sales Agreement will not exceed the limitations imposed by Rule 415 under the Securities Act.

The law covered by our opinion is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to the sale or issuance of securities, except to the extent that such compliance is related to the validity of the Shares. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus, the Prospectus Supplement or any amendments or supplements thereto, other than as expressly stated herein with respect to the validity of the Shares.

Philadelphia, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

A Pennsylvania Limited Liability Partnership

Blonder Tongue Laboratories, Inc.

August 16, 2021

In addition, our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor as described in the Registration Statement, the Prospectus, Prospectus Supplement and the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable..

This opinion is to be used only in connection with the Registration Statement and the offering of the Shares described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated August 16, 2021 and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement, and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares proposed to be issued thereunder. In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

STRADLEY RONON STEVENS & YOUNG, LLP